QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 17, 2004

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission File Number)	06-1047163 (IRS Employer Identification Number)

500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (617) 252-7500

Item 5. Other Events and Regulation FD Disclosure.

        As reported on our current report on Form 8-K dated February 26, 2004 (filed February 27, 2004), on February 26, 2004 we and two of our wholly-owned subsidiaries, GLBC Corp. and GLBC LLC, entered into an Agreement and Plan of Merger with ILEX Oncology, Inc., or ILEX, pursuant to which the parties plan to effect a business combination through an initial merger of GLBC Corp. with and into ILEX, and a subsequent merger of ILEX with and into GLBC LLC. As a result of this transaction, ILEX is expected to become a wholly-owned subsidiary of Genzyme. Consummation of the merger is subject to the satisfaction of customary closing conditions. If all these conditions are not satisfied or waived, the merger will not be completed.

        We are filing this report to include the unaudited, pro forma combined financial information which describes the pro forma effect of our proposed transaction with ILEX on our statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of June 30, 2004, as if the transaction had occurred on this date.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits:

99.1	Unaudited, pro forma combined financial information which describes the pro forma effect of our proposed transaction with ILEX on our statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of June 30, 2004, as if the transaction had occurred on this date. Filed herewith.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance, Chief Financial Officer, and Chief Accounting Officer

DATE: August 17, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Unaudited, pro forma combined financial information which describes the pro forma effect of our proposed transaction with ILEX on our statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of June 30, 2004, as if the transaction had occurred on this date. Filed herewith.

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX